EXHIBIT 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, Joshua M. Fine, certify that:

1.	I have reviewed this Form 10-K/A for the year ended December 31, 2022, of Cyclo Therapeutics, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023

/s/ Joshua M. Fine
Joshua M. Fine, Chief Financial Officer